EXHIBIT 5.1

                              LeBaron Law Offices
                            C. Frederick LeBaron, Jr.
                            150 North Michigan Avenue
                                   Suite 2500
                             Chicago, Illinois 60601
                                 (312) 750-5751

                                December 14, 2001

Board of Directors
Vizario, Inc.
7315 East Peakview Avenue
Englewood, Colorado 80111

Re:      Registration Statement on Form S-8
         Opinion of Counsel

Gentlemen:

          As counsel for Vizario, Inc. (the "Corporation"), a Nevada corporation, we have examined the Certificate of Incorporation, the Bylaws and Minutes of the Corporation and such other corporate records, documents and proceedings, and have considered such questions of law as we deemed relevant for the purpose of this opinion. We have also, as such counsel, examined the Corporation's Registration Statement on Form S-8 (the "Registration Statement"), which will be filed with the Securities and Exchange Commission today or shortly thereafter, covering the sale of an aggregate of up to 2,552,000 shares (the "Shares") of the Corporation's common stock which includes shares received upon exercise of a warrant agreement (the "Plan") as described in and in accordance with the terms of the Registration Statement.

          Based upon the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plan, will be duly and validly issued as fully paid and non-assessable shares of common stock of the Corporation.

         We hereby consent to the use of our name in such Registration Statement and to the filing of this opinion as Exhibit 5.1 thereto. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.



                                 /s/ C. Frederick LeBaron, Jr.